CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 33-81800) of the Variable Insurance Funds of our report dated May 22, 1997 on our audit of the financial statement of the BB&T Growth and Income Fund. We also consent to the reference to our Firm under the captions "Other Service Providers" in the Prospectuses and "Auditors" in the Statement of Additional Information relating to the Variable Insurance Funds in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 33-81800).



                                           COOPERS & LYBRAND L.L.P.


Columbus, Ohio
July 3, 1997